EXHIBIT 10.2

                              PROMISSORY NOTE

$36,000.00*                                                New York, New York
                                                               March 15, 2002

     FOR VALUE RECEIVED, the undersigned, CENTERPOINT CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BION ENVIRONMENTAL TECHNOLOGIES, INC. ("Bion"), a Colorado corporation (the "Holder"), at its office at 18 East 50th Street, 10th Floor, New York, New York 10022, or such other address as the Holder shall specify in writing to the Borrower, in lawful money of the United States and in immediately available funds, the currently outstanding principal amount of Thirty Six Thousand Dollars ($36,000.00) plus any additional amounts that are advanced by Bion to Borrower in the future from time to time, or the aggregate unpaid principal balance of all amounts from time to time outstanding hereunder, together with accrued, unpaid interest thereon, on March 15, 2003 (the "Maturity Date"), or as such Maturity Date may be extended from time to time by agreement between the Holder and the Borrower. At the request of Borrower, Holder shall make such advances to Borrower from time to time pursuant to this Promissory Note as shall be approved by Holder in Holder's sole and absolute discretion at the time of Borrower's request. In no event shall Holder be obligated to make any advance to Borrower pursuant to this Promissory Note which has not been approved by Holder or which would cause the amount of principal and accrued interest due hereunder to exceed the sum of $500,000.

     Interest under this Promissory Note (computed on the basis of actual days elapsed and a year of 360 days) shall accrue on the outstanding principal balance of this Promissory Note from the date hereof until the Maturity Date, at the rate of One Percent (1%) per month. The Borrower will repay in full all principal, accrued, unpaid interest and other charges outstanding under this Promissory Note no later than the Maturity Date.

     Holder shall have the right, in its sole and absolute discretion, to convert, at any time, all or any portion of the sums due hereunder into shares of Common Stock of Borrower at a conversion price of $3.00 per share (equitably adjusted for any recapitalizations, dividends, distributions, stock splits, etc.).

     The occurrence and continuance of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) the Borrower fails to pay any amount due under this Promissory Note within two days of the date when due;

_______________

* Amount advanced by Bion to Borrower as of March 15, 2001 for monthly services and rent, plus such additional amounts as may be advanced to Borrower by Bion in the future from time to time.


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     (b)     the Borrower fails to observe, perform or comply with any other covenant, agreement or term contained in this Promissory Note, and, if subject to remedy, the same is not remedied within 30 days after written notice from the Holder; provided, however, that such 30-day period shall be extended for an additional 30 days so long as within such initial 30-day period the Borrower has commenced to cure and is proceeding with due diligence to cure such failure; or

     (c) Borrower makes a general assignment for the benefit of creditors; any proceeding is instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, provided that, in any such case, if the same is dismissed or vacated within 60 days of being instituted, then any such default shall be deemed cured; or Borrower takes any corporate action to authorize any of the actions set forth above.

     Upon any "Event of Default" as defined herein, the Holder may, at its sole option, declare the entire amount of principal and accrued, unpaid interest on this Promissory Note immediately due and payable, by written notice to the Borrower, in which event the Borrower immediately shall pay to the Holder the entire unpaid principal balance of this Promissory Note together with accrued, unpaid interest thereon to the date of such payment.
No delay or omission of the Holder to exercise any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default or an acquiescence therein. To the fullest extent permitted by law, the Holder's rights and remedies under this Promissory Note shall be cumulative, and the Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in the relevant jurisdictions, by law or in equity. No exercise by the Holder of one right or remedy shall be deemed an election, no waiver by the Holder of any default on the part of the Borrower shall be deemed a continuing waiver, and no delay by the Holder shall constitute a waiver, election or acquiescence by it.

     A waiver of any term of this Promissory Note must be made in writing and shall be limited to the express written terms of such waiver. No previous waiver and no failure or delay by the Holder in acting with respect to the terms of this Promissory Note shall constitute a waiver of any breach, default or failure of condition under this Promissory Note.

     The Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Promissory Note or in proceeding against any of the rights or interests in or to properties securing payment of this Promissory Note.

     Time is of the essence with respect to every provision hereof.


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     Notwithstanding any other provision of this Promissory Note to the contrary, all agreements between the Borrower and the Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Promissory Note, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be advanced under this Promissory Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Promissory Note or any other agreement pertaining to this Promissory Note, after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, the Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall not be required to be paid by the Borrower, and the Holder shall hold in trust and return to the Borrower any interest paid hereunder in excess of the highest lawful rate.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Promissory Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by such prevailing party, including, without limitation, all reasonable attorneys' fees.

     This Promissory Note is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without application of the conflict of laws provisions or principles thereof. All persons and entities in any manner obligated under this Promissory Note hereby consent to the jurisdiction of any federal or state court within the State of New York having proper venue, and also consent to service of process by any means authorized by federal or New York law.

                         CENTERPOINT CORPORATION, a Delaware corporation


                         By: /s/ David Mitchell
                             David Mitchell, President